UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On June 11, 2008, Edgewater Technology, Inc. (the “Edgewater” or the “Company”) held its 2008 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the press release issued by the Company in connection with the Annual Meeting is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained in the accompanying Exhibit 99.1 is being “furnished,” as opposed to being “filed” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated hereafter by reference into any filing of the Company, where made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit incorporated hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

At the Annual Meeting, the Company’s stockholder voted:

1.	to elect the eight (8) candidates listed as nominees in the Company’s Proxy Statement dated April 23, 2008 (the “Proxy Statement”), who are Clete Brewer, Paul Flynn, Paul Guzzi, Nancy Leaming, Michael Loeb, Shirley Singleton, Barry White and Wayne Wilson, and who will serve until the Company’s 2009 Annual Meeting or until their successors are duly elected and qualified;

2.	to approve the Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan, as described in the Proxy Statement;

3.	to approve the Edgewater Technology, Inc. 2008 Omnibus Incentive Plan, as described in the Proxy Statement;

4.	to approve the Edgewater Technology, Inc. 2008 Interim Incentive Plan, as described in the Proxy Statement;

5.	to ratify the appointment of Deloitte & Touche LLP, by the Audit Committee of the Board of Directors and the Board of Directors, as independent auditors to audit the accounts of Edgewater for the fiscal year ending December 31, 2008.

The voting results are set forth in Exhibit 99.2 and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Edgewater Technology, Inc. Press Release dated June 13, 2008.

99.2	Report of Matters Voted Upon by Stockholders.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2008

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Kevin R. Rhodes
Name:	Kevin R. Rhodes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)